Exhibit 10.9
SEAHAWK DRILLING, INC.
EMPLOYEE STOCK PURCHASE PLAN
1. Purpose
          The Seahawk Drilling, Inc. Employee Stock Purchase Plan (the “Plan”) is designed to encourage and assist all employees of Seahawk Drilling, Inc., a Delaware corporation (“Seahawk”) and Subsidiaries (as defined in Section 4) (hereafter collectively referred to as the “Company”), where permitted by applicable laws and regulations, to acquire an equity interest in Seahawk through the purchase of shares of common stock, par value $.01 per share, of Seahawk (“Common Stock”). It is intended that this Plan shall constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Any reference to “shares” herein shall be deemed to include only full (if applicable) shares of Common Stock, unless the Compensation Committee exercises its discretion to determine otherwise.
2. Administration of the Plan
          The Plan shall be administered and interpreted by the Compensation Committee (the “Committee”) appointed by the Board of Directors of Seahawk (the “Board”), which Committee of the Board shall consist of at least two (2) persons. The Committee shall supervise the administration and enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not by way of limitation, the power to (i) employ and compensate agents of the Committee for the purpose of administering the accounts of participating employees; (ii) construe or interpret the Plan; (iii) determine all questions of eligibility; and (iv) compute the amount and determine the manner and time of payment of all benefits according to the Plan.
          The Committee may act by decision of a majority of its members at a regular or special meeting of the Committee or by decision reduced to writing and signed by all members of the Committee without holding a formal meeting.
3. Nature and Number of Shares
          The Common Stock subject to issuance under the terms of the Plan shall be shares of Seahawk’s authorized but unissued shares, previously issued shares reacquired and held by Seahawk or shares purchased on the open market. The aggregate number of shares which may be issued under the Plan shall not exceed seven hundred fifty thousand (750,000) shares of Common Stock. All shares purchased under the Plan, regardless of source, shall be counted against the seven hundred fifty thousand (750,000) share limitation.
          In the event of any reorganization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of Seahawk, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares which may be issued under the Plan, subject to the approval of the Board and in accordance with Section 19.

4. Eligibility Requirements
          Each “Employee” (as hereinafter defined), except as described in the next following paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first “Enrollment Date” (as defined therein) following employment by the Company; provided, however, that such Employee must be employed by Seahawk or a participating Subsidiary on the day immediately preceding the Enrollment Date. Participation in the Plan is voluntary.
          The following Employees are not eligible to participate in the Plan:
     (i) Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of Seahawk or any Subsidiary (in determining stock ownership of an individual, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed by it to be true);
     (ii) Employees who are customarily employed by the Company less than twenty (20) hours per week or less than five (5) months in any calendar year; and
     (iii) Employees who were not employed by Seahawk or a participating Subsidiary on the day immediately preceding the Enrollment Date.
          “Employee” shall mean any individual employed by Seahawk or any Subsidiary (as hereinafter defined). “Subsidiary” shall mean any corporation (a) which is in an unbroken chain of corporations beginning with Seahawk if each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain and (b) which has adopted the Plan with the approval of the Committee. The following Subsidiaries are participating Subsidiaries: Seahawk Drilling Management LLC and Seahawk Offshore Management LLC.
5. Enrollment
          Each eligible Employee of Seahawk or a participating Subsidiary who becomes eligible to participate in the Plan may enroll in the Plan on the first day of the Purchase Period (as defined in Section 6) following the date he first meets the eligibility requirements of Section 4. Any eligible Employee not enrolling in the Plan when first eligible may enroll in the Plan on the first day any subsequent Purchase Period. Any eligible Employee may enroll or re-enroll in the Plan on the dates hereinabove prescribed or such other specific dates established by the Committee from time to time (“Enrollment Dates”). In order to enroll, an eligible Employee must complete, sign and submit the appropriate form to the person designated by the Committee, all of which may be accomplished in electronic format in the form and manner established by the Committee.

6. Method of Payment
          Payment for shares is to be made as of the applicable “Purchase Date” (as defined in Section 9) through payroll deductions on an after-tax basis (with no right of prepayment) over the Plan’s designated purchase period (the “Purchase Period”), with the first such deduction commencing with the first payroll period ending after the Enrollment Date. Each Purchase Period under the Plan shall be a six (6) month period commencing on January 1 or July 1 of each calendar year, or such other period as the Committee may prescribe. The first Purchase Period under the Plan shall be the six (6) month period commencing on January 1, 2010. Each participating Employee (hereinafter referred to as a “Participant”) will authorize such deductions from his pay for each month during the Purchase Period and such amounts will be deducted in conformity with his employer’s payroll deduction schedule.
          Each Participant may elect to make contributions each pay period in amounts not less than the greater of $10 or one percent (1%) of “Compensation,” not to exceed an annual contribution equal to ten percent (10%) of “Compensation” (or such other dollar amounts and percentages as the Committee may establish from time to time before an Enrollment Date for all purchases to occur during the relevant Purchase Period). “Compensation” shall mean the Participant’s base earnings or salary plus any wages paid for overtime. In establishing other dollar amounts and percentages of permitted contributions, the Committee may take into account the “Maximum Share Limitation” (as defined in Section 8). The rate of contribution shall be designated by the Participant in the enrollment form.
          A Participant may elect to increase or decrease the rate of contribution effective as of the first day of the Purchase Period by giving prior notice to the person designated by the Committee in the form and manner approved by the Committee. A Participant may not elect to increase or decrease the rate of contribution during a Purchase Period. A Participant may suspend payroll deductions at any time during the Purchase Period, by giving prior notice to the person designated by the Committee in the form and manner approved by the Committee. If a Participant elects to suspend his payroll deductions, only the balance of the Participant’s account at the time of such election shall be used to purchase shares, which shall be accomplished at the end of the Purchase Period.
          A Participant may also elect to withdraw his entire contributions for the current Purchase Period at any time by giving prior notice to the person designated by the Committee in the form and manner approved by the Committee. Any Participant who withdraws his contributions will receive, as soon as administratively practicable, his entire account balance, including any dividends. Any Participant who suspends payroll deductions or withdraws contributions during any Purchase Period cannot resume payroll deductions during such Purchase Period and must re-enroll in the Plan in order to participate in the next Purchase Period.
          Except in case of cancellation of election to purchase, death, resignation or other terminating event, the amount in a Participant’s account at the end of the Purchase Period will be applied to the purchase of the shares.

7. Crediting of Contributions, Interest and Dividends
          Contributions shall be deposited into an account maintained by Seahawk with the financial institution designated by the Committee for this purpose (the “Custodian”) and shall be invested in a money market account or such other investment vehicle or vehicles designated by the Committee for purposes of the Plan. Seahawk shall maintain a record of the amount of contributions allocable to each Participant’s account. As of the end of each Purchase Period or as of such other date as the Committee may establish from time to time, interest accrued on the money market account or such other investment vehicle(s) shall be used to offset administrative expenses associated with maintaining the Plan; however, should such interest exceed administrative expenses, any such excess interest accumulation shall be credited to participant’s accounts based on the balance in the Participant’s account on the last business day of the Purchase Period or on such other date as the Committee may establish from time to time. Dividends on shares held in a Participant’s account in the Plan will also be credited to such Participant’s account. Any such contributions, applicable interest and dividends shall be deposited in Seahawk’s account with the Custodian.
8. Grant of Right to Purchase Shares on Enrollment
          Enrollment in the Plan by an Employee on an Enrollment Date will constitute the grant, as of the Grant Date, by the Company to the Participant of the right to purchase shares of Common Stock under the Plan. Re-enrollment by a Participant in the Plan will constitute a grant by the Company to the Participant of a new opportunity to purchase shares on the Enrollment Date on which such re-enrollment occurs. A Participant who has not (a) terminated employment, (b) withdrawn his contributions from the Plan, or (c) notified the Company, in the form and manner designated by the Committee, by such date as the Committee shall establish (which date shall not be later than the last day of the Purchase Period), of his election to withdraw his payroll deductions as of the last day of the Purchase Period will have shares of Common Stock purchased for him on the applicable Purchase Date, and he will automatically be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which such purchase has occurred, unless each Participant notifies the person designated by the Committee in the form and manner approved by the Committee that he elects not to re-enroll.
          Each right to purchase shares of Common Stock under the Plan during a Purchase Period shall have the following terms:

     (i) the right to purchase shares of Common Stock during a particular Purchase Period shall expire on the earlier of: (A) the completion of the purchase of shares on the Purchase Date occurring in the Purchase Period, or (B) the date on which participation of such Participant in the Plan terminates for any reason;
     (ii) payment for shares purchased will be made only through payroll withholding and the crediting of other amounts, if applicable, in accordance with Sections 6 and 7;
     (iii) purchase of shares will be accomplished only in accordance with Section 9;
     (iv) the price per share will be determined as provided in Section 9;
     (v) the right to purchase shares (taken together with all other such rights then outstanding under this Plan and under all other similar stock purchase plans of Seahawk or any Subsidiary) will in no event give the Participant the right to purchase a number of shares during a calendar year in excess of the number of shares of Common Stock derived by dividing $25,000 by the fair market value of the Common Stock (the “Maximum Share Limitation”) on the applicable Grant Date determined in accordance with Section 9;
     (vi) the right to purchase shares will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee from time to time; and
     (vii) Seahawk and the Custodian can agree to limitations on the transfer, gift, or margin of shares held with the Custodian. Such limitations, if any, shall apply to such shares.
9. Purchase of Shares
          The right to purchase shares of Common Stock granted by Seahawk under the Plan is for the term of a Purchase Period. The fair market value of the Common Stock (“Fair Market Value”) to be purchased during such Purchase Period will be, as of the first trading day of the Purchase Period or such other trading date designated by the Committee (the “Grant Date”), (i) if the shares of Common Stock are listed on the New York Stock Exchange, then the final closing sales price per share of Common Stock as reported on the Consolidated Transaction Reporting System, or a report selected by the Committee, on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are listed on The NASDAQ National Stock Market System LLC, the final closing sales price per share of Common Stock as reported on the Consolidated Transaction Reporting System, or a report selected by the Committee, on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the shares of Common Stock are listed on a national securities exchange other than the New York Stock Exchange or The NASDAQ Stock Market LLC, the mean between the highest and lowest sales price per share of Common Stock on the primary such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or (iv)

if the shares of Common Stock are not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the National Quotation Bureau, Inc., Pink OTC Markets Inc. or similar report selected by the Committee, or (v) if none of the above are applicable, the fair market value of a share of Common Stock on such date as determined in good faith by the Committee. The Fair Market Value of the Common Stock will again be determined in the same manner on the last trading day of the Purchase Period or such other trading date designated by the Committee (the “Purchase Date”); however, in no event shall the Committee, in the exercise of its discretion, designate a Purchase Date beyond twenty-seven (27) months from the related Grant Date or otherwise fail to meet the requirements of Section 423(b)(7) of the Code. These dates constitute the date of grant and the date of exercise for valuation purposes of Section 423 of the Code.
          As of the Purchase Date, the Committee shall apply the funds then credited to each Participant’s account to the purchase of full shares of Common Stock (and fractional shares of Common Stock if authorized by the Committee in its sole discretion). The cost to the Participant for the shares purchased during a Purchase Period shall be the lower of:
     (i) eighty-five percent (85%) of the Fair Market Value of Common Stock on the Grant Date; or
     (ii) eighty-five percent (85%) of the Fair Market Value of Common Stock on the Purchase Date.
          Certificates evidencing shares purchased shall be delivered to the Custodian or to any other bank or financial institution designated by the Committee for this purpose or delivered to the Participant (if the Participant has notified the Custodian or such other designated bank or financial institution, in the appropriate manner, of his election to receive the certificate) as soon as administratively feasible after the Purchase Date. Notwithstanding the foregoing, Participants shall be treated as the record owners of their shares effective as of the Purchase Date. Shares that are held by the Custodian or any other designated bank or financial institution shall be held in a Plan Omnibus account. Any cash equal to less than the price of a whole share of Common Stock shall be credited to a Participant’s account on the Purchase Date and carried forward in his account for application during the next Purchase Period; provided, however, that cash equal to less than the price of a whole share will be used to purchase fractional shares only if the Committee, in its sole discretion, permits the purchase of fractional shares under the Plan. Any Participant (i) who purchases shares at the end of a Purchase Period and is not re-enrolled in the Plan for the next Purchase Period or (ii) who withdraws his contributions from the Plan prior to the next Purchase Date will receive any cash or dividends remaining in his account and a certificate for the number of shares held in his account provided that the Participant has notified the Custodian or such other designated bank or financial institution, in the appropriate manner, of his election to receive the certificate. Such Participant may elect to receive a certificate for the remaining number of shares held in his account upon such Participant’s termination of employment by giving the appropriate notice to the Custodian or such other designated bank or financial institution. Any Participant who terminates employment will receive a cash refund attributable to amounts equal to less than the price of a whole share, and any accumulated contributions and dividends and may receive a certificate for the number of full shares held in his account by giving notice to the Custodian or such other designated bank or financial institution, in the appropriate manner, of his election to receive the certificate.
          If for any reason the purchase of shares with a Participant’s allocations to the Plan exceeds or would exceed the Maximum Share Limitation, such excess amounts shall be refunded to the Participant as soon as practicable after such excess has been determined to exist.
          If as of any Purchase Date the shares authorized for purchase under the Plan are exceeded, enrollments shall be reduced proportionately to eliminate the excess. Any funds in a Participant’s account (other than amounts not applicable to the purchase of shares and interest) that cannot be applied to the purchase of shares due to excess enrollment shall be refunded as soon as administratively feasible. The Committee in its discretion may also provide that excess enrollments may be carried over to the next Purchase Period under this Plan or any successor plan according to the regulations set forth under Section 423 of the Code.
10. Withdrawal of Shares and Sale of Shares
     (a) Withdrawal of Shares. A Participant may elect to withdraw at any time (without withdrawing from participation in the Plan) whole shares held in his account by giving notice to the Custodian (or other person designated by the Committee) in the appropriate manner. Upon receipt of such notice from the Participant, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the issuance and delivery of such shares held in the Participant’s account as soon as administratively feasible.
     (b) Sale of Shares. Notwithstanding anything in the Plan to the contrary, a Participant may sell whole shares (and fractional shares if authorized by the Committee in its sole discretion) which are held in his account by giving notice to the Custodian (or such other person designated by the Committee) in the appropriate manner. Upon receipt of such notice from the Participant, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the sale of such Participant’s shares. Any sale will occur as soon as administratively feasible.
11. Termination of Participation
          The right to participate in the Plan terminates immediately when a Participant ceases to be employed by the Company for any reason whatsoever (including death, unpaid disability or when the Participant’s employer ceases to be a Subsidiary) or the Participant otherwise becomes ineligible. Participation also terminates immediately when the Participant voluntarily withdraws his contributions from the Plan. Participation terminates immediately after the Purchase Date if the Participant is not re-enrolled in the Plan for the next Purchase Period or if the Participant has suspended payroll deductions during any Purchase Period and has not re-enrolled in the Plan for the next Purchase Period. As soon as administratively feasible after termination of participation, the Participant or, if applicable, his beneficiary or legal representative, shall be entitled to receive (i) payment of all cash amounts credited to the Participant’s account, including interest and dividends, if any, determined in accordance with Section 7, (ii) payment of the net proceeds of the sale of fractional shares, if any, held in the

Participant’s account, and (iii) a certificate for the number of whole shares held in the Participant’s account to be delivered to the Participant or, if applicable, his beneficiary or legal representative, provided that such Participant, beneficiary or legal representative has given notice, in the appropriate manner, to the Custodian or such other designated bank or financial institution of his election to receive the certificate. Once participation terminates, the Participant’s account will be maintained as a part of the Plan for thirty (30) days thereafter, subject to any agreements between Seahawk and the Custodian. After the thirty (30) day period expires, the Participant’s account will no longer be considered a part of the Plan. For purposes of the Plan, a Participant is not deemed to have terminated his employment if he transfers employment from Seahawk to a Subsidiary, or vice versa, or transfers employment between Subsidiaries.
12. Unpaid Leave of Absence
          Unless the Participant has voluntarily withdrawn his contributions from the Plan, shares will be purchased for his account on the Purchase Date next following commencement of an unpaid leave of absence by such Participant, provided such leave does not constitute a termination of employment. The number of shares to be purchased will be determined by applying to the purchase the amount of the Participant’s contributions made up to the commencement of such unpaid leave of absence, determined in accordance with Section 7. If the Participant’s unpaid leave of absence both commences and terminates during the same Purchase Period and he has resumed eligible employment prior to the Purchase Date related to that Purchase Period, he may also resume payroll deductions immediately, and shares will be purchased for him on such Purchase Date as otherwise provided in Section 9.
13. Designation of Beneficiary
          Each Participant may designate to the Company in writing one or more beneficiaries of a Participant’s benefits under this Plan in the event of death, and the Participant may, in his sole discretion, change such designation at any time by notifying the Company in writing. Oral designations shall not be acceptable. Any such written designation shall be effective upon receipt by the person designated by the Committee and shall control over any disposition by will or otherwise. Notifications received after a Participant’s death shall not be valid.
          As soon as administratively feasible after the death of a Participant, amounts credited to his account, determined in accordance with Section 7, shall be paid in cash and a certificate for any shares shall be delivered to the Participant’s designated beneficiaries or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant’s estate provided that such person or persons has or have given notice to the Custodian or such other designated bank or financial institution, in the appropriate manner, of his or her election to receive the certificate. Such payment shall relieve the Company of further liability to the deceased Participant with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the Participant has given express contrary instructions.

14. Assignment
          Except as provided in Section 13, the rights of a Participant under the Plan will not be assignable or otherwise transferable by the Participant, other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as defined in Section 414(p) of the Code. No purported assignment or transfer of such rights of a Participant under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever, but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If this provision is violated, the Participant’s election to purchase Common Stock shall terminate, and the only obligation of the Company remaining under the Plan will be to pay to the person entitled thereto the amount then credited to the Participant’s account. No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant’s right to purchase shares under the Plan shall be exercisable only during the Participant’s lifetime and only by him.
15. Costs
          All costs and expenses incurred in administering this Plan shall be paid by the Company. Any brokerage fees for the sale of shares purchased under the Plan shall be paid by the Participant.
16. Reports
          At the end of each Purchase Period, Seahawk shall provide or cause to be provided to each Participant a report of his contributions, including any other amounts earned and accruing to such Participant in accordance with the terms herein, and the number of whole shares of Common Stock purchased with such contributions by that Participant on each Purchase Date.
17. Equal Rights and Privileges
          All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of Section 423. This Section 17 shall take precedence over all other provisions in the Plan.
18. Rights as Shareholders
          A Participant will have no rights as a stockholder under the election to purchase until he becomes a stockholder as herein provided. A Participant will become a stockholder with respect to shares for which payment has been completed as provided in Section 9 at the close of business on the last business day of the Purchase Period.

19. Modification and Termination
          The Plan may be amended or terminated at any time insofar as permitted by law. Amendments to the Plan may be accomplished by action of the Committee subject to the provisions of Section 2, while termination may only take place upon a Board resolution. Notwithstanding the prior sentence or anything else contained herein, no amendment shall be effective without Board resolution unless within one (1) year after it is adopted by the Board it is approved by the holders of Seahawk’s outstanding shares if and to the extent such amendment is required to be approved by shareholders in order to cause the rights granted under the Plan to purchase shares of Common Stock to meet the requirements of Section 423 of the Code (or any successor provision).
          The Plan shall terminate after all Common Stock issued under the Plan has been purchased, unless terminated earlier by the Board or unless additional Common Stock is issued under the Plan with the approval of the shareholders. In the event the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares under the Plan either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Committee has designated that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the rights to purchase shares under the Plan are terminated prior to expiration, all funds contributed to the Plan which have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible, which funds shall be determined in accordance with Section 7.
20. Board and Shareholder Approval; Effective Date
          This Plan was adopted by the Board on                           , 2009. The Plan was approved by the sole shareholder of Seahawk by unanimous consent on                           , 2009, effective as of the date of, and contingent upon the closing of the distribution by Pride International, Inc., on a pro rata basis to the holders of outstanding shares of Pride International, Inc. common stock, of all of the outstanding shares of Common Stock of Seahawk.
21. Governmental Approvals or Consents
          This Plan and any offering or sale made to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 19, the Board may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.
22. Listing of Shares and Related Matters
          If at any time the Board or the Committee shall determine, based on opinion of legal counsel, that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or reporting system or under any state or federal law is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be sold, issued or delivered unless and until such listing, registration or qualification shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to legal counsel.

23. Employment Rights
          The Plan shall neither impose any obligation on Seahawk or on any Subsidiary to continue the employment of any Participant, nor impose any obligation on any Participant to remain in the employ of Seahawk or of any Subsidiary.
24. Withholding of Taxes
          The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the purchase of Common Stock under the Plan.
25. Governing Law
          This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.
26. Use of Gender
          The gender of words used in the Plan shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.
27. Other Provisions
          The agreements to purchase shares of Common Stock under the Plan shall contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision shall in any way be in conflict with the terms of the Plan.
[Signature Page to Follow]

          IN WITNESS WHEREOF, this document has been executed effective as set forth herein.

SEAHAWK DRILLING, INC.
By:
Name:
Title: